EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 19, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2008 – Apr 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	0.9%	0.7%	-4.1%	-4.3%	-3.5%	1.8%	-3.5%	10.7%	-23.6%	-0.3	-0.4
B**	-0.4%	0.9%	0.5%	-4.7%	-4.9%	-4.1%	N/A	-4.1%	10.7%	-25.7%	-0.3	-0.5
Legacy 1***	-0.3%	1.0%	1.3%	-2.0%	-2.3%	N/A	N/A	-2.9%	10.7%	-18.4%	-0.2	-0.4
Legacy 2***	-0.3%	1.0%	1.3%	-2.3%	-2.7%	N/A	N/A	-3.2%	10.6%	-18.9%	-0.3	-0.4
Global 1***	-0.3%	1.0%	1.5%	-1.5%	-2.8%	N/A	N/A	-3.7%	10.2%	-17.7%	-0.3	-0.5
Global 2***	-0.3%	1.0%	1.4%	-1.7%	-3.1%	N/A	N/A	-4.0%	10.1%	-18.7%	-0.3	-0.5
Global 3***	-0.4%	0.9%	0.9%	-3.3%	-4.8%	N/A	N/A	-5.7%	10.2%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	-2.1%	-0.8%	9.7%	13.8%	11.8%	4.6%	7.6%	4.6%	18.8%	-46.4%	0.3	0.3
Barclays Capital U.S. Long Gov Index****	0.6%	3.8%	1.4%	6.9%	12.8%	9.5%	7.5%	9.5%	13.3%	-12.3%	0.7	1.3
*					Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**					Units began trading in August 2003.
***					Units began trading in April 2009.
****					Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	12%	Short	Natural Gas	3.9%	Long	12%	Short	Natural Gas	3.9%	Long
			Crude Oil	3.2%	Short			Crude Oil	3.2%	Short
Grains/Foods	8%	Short	Sugar	2.1%	Short	8%	Short	Sugar	2.1%	Short
			Coffee	0.8%	Short			Coffee	0.8%	Short
Metals	10%	Short	Gold	3.9%	Short	10%	Short	Gold	3.9%	Short
			Aluminum	1.3%	Short			Aluminum	1.3%	Short
FINANCIALS	70%					70%
Currencies	25%	Long $	Japanese Yen	2.5%	Short	25%	Long $	Japanese Yen	2.5%	Short
			Canadian Dollar	2.2%	Short			Canadian Dollar	2.1%	Short
Equities	14%	Long	ASX SPI 200 Index	1.5%	Long	14%	Long	ASX SPI 200 Index	1.5%	Long
			Dow Jones Industrial Average	1.4%	Long			Dow Jones Industrial Average	1.4%	Long
Fixed Income	31%	Long	U.S. 10-Year Treasury Notes	5.3%	Long	31%	Long	U.S. 10-Year Treasury Notes	5.3%	Long
			Bunds	5.1%	Long			Bunds	5.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 4%, driven lower by data which showed weak growth in Europe and China.  Natural gas prices rose to their highest levels since July 2011 due to a late-week rally which was fueled by persistently cold weather and falling inventories in the U.S.

Grains/Foods
Cocoa prices rose to their highest levels of 2013 due to predictions of weaker-than-expected supplies from the Ivory Coast.  Coffee prices rose nearly 5% because of supply constraints caused by a fungus which is attacking and destroying coffee bean crops across Central America.

Metals
Gold prices plunged to their lowest levels in over two years.  The news Cyprus would need to sell gold to help fund its bailout spurred massive liquidations across the gold markets.  Copper prices declined 6% because of ongoing weak demand caused by weak Chinese economic growth data.

Currencies
The Australian dollar depreciated against counterparts as renewed concerns regarding a global economic slowdown decreased demand for higher-yielding assets.  The Canadian dollar fell more than 1% against the U.S. dollar after the Bank of Canada announced a reduction in its growth forecast for 2013.

Equities
The S&P 500 suffered its worst week of the year as corporate earnings from several key U.S. firms failed to meet expectations.  The German DAX Index plummeted as news about Europe’s banking crisis weighed on investor sentiment.

Fixed Income	The price of Japanese Government Bonds rose modestly at week-end following comments from the Bank of Japan which suggested an expansion of the frequency of its long-term debt purchases.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.